Contacts:	For Media:	For Financials:
	John Oxford	James C. Mabry IV
	Senior Vice President	Executive Vice President
	Director of Marketing	Chief Financial Officer
	(662) 680-1219	(662) 680-1281
	joxford@renasant.com	jim.mabry@renasant.com

RENASANT CORPORATION ANNOUNCES
EARNINGS FOR THE THIRD QUARTER OF 2020

TUPELO, MISSISSIPPI (October 27, 2020) - Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced earnings results for the third quarter of 2020. Net income for the third quarter of 2020 was $30.0 million, as compared to $37.4 million for the third quarter of 2019. Basic and diluted earnings per share (“EPS”) were $0.53 for the third quarter of 2020, as compared to basic and diluted EPS of $0.65 and $0.64, respectively, for the third quarter of 2019.

Net income for the nine months ending September 30, 2020, was $52.1 million, as compared to net income of $129.2 million for the same time period in 2019. Basic and diluted EPS were $0.93 and $0.92, respectively, for the first nine months of 2020, as compared to basic and diluted EPS of $2.21 for the first nine months of 2019.

“Our third quarter results continue to reflect the strong core earnings of our Company and highlight our team members’ commitment to the core operations of the bank,” commented C. Mitchell Waycaster, Renasant President and Chief Executive Officer. “We are proud of the commitment of our team during these uncertain times and the dedication that they have shown to the communities we serve. Our team members have worked countless hours over the past seven months ensuring that our clients’ needs were met, whether by closing a PPP loan or working through our internal deferral process, and they have done this while maintaining the quality that is central to our core ideals. During the third quarter, we continued to build credit reserves and issued subordinated debt, which enhanced our already strong capital position. Looking ahead, we are excited about our Company’s position and our future prospects as we continue to prudently manage our balance sheet by focusing on profitable growth without sacrificing credit quality.”

Paycheck Protection Program and COVID-19 Response Update
Over the course of the Paycheck Protection Program (“PPP”) the Company closed over 11,000 PPP loans in the aggregate amount of $1.31 billion.

The Company reopened its branch lobbies to the public on October 19, 2020, subject to capacity limitations, mask-wearing and social distancing requirements designed to promote the safety of clients and employees. Also, the additional measures the Company implemented to minimize Company employees’ exposure to COVID-19, such as working remotely, reconfiguring work spaces to promote social distancing and adjusting staff levels, remain in place. As discussed in more detail below, in the third quarter of 2020, the Company continued to incur expenses, primarily related to employee overtime and other employee benefit costs, in its response to the COVID-19 pandemic and expects that these elevated expenses will continue in future periods even while conditions presenting significant challenges to growth persist.

Impact of Certain Expenses and Charges
From time to time, the Company incurs expenses and charges in connection with certain transactions with respect to which management is unable to accurately predict when these expenses or charges will be incurred or, when incurred, the amount of such expenses or charges. The following table presents the impact of these expenses and charges on reported EPS for the third quarter of 2020 and for the same period in 2019. The “COVID-19 related expenses” line item in the table below primarily consists of (a) employee overtime and employee benefit accruals directly related to the Company’s response to both the COVID-19 pandemic itself and federal legislation enacted to address the pandemic, such as the CARES Act, and (b) expenses associated with supplying branches with protective equipment and sanitation supplies (such as floor markings and cautionary signage for branches, face coverings and hand sanitizer) and more frequent and rigorous branch cleaning.

(in thousands, except per share data)	Three Months Ended			Nine Months Ended
	September 30, 2020			September 30, 2020
	Pre-tax	After-tax	Impact to Diluted EPS	Pre-tax	After-tax	Impact to Diluted EPS
Earnings, as reported	$37,604	$29,992	$0.53	$65,152	$52,130	$0.92
Debt prepayment penalty	28	22	—	118	94	—
MSR valuation adjustment	(828)	(650)	(0.01)	13,694	10,916	0.19
COVID-19 related expenses	570	448	0.01	9,730	7,758	0.14
Earnings, with exclusions (Non-GAAP)	$37,374	$29,812	$0.53	$88,694	$70,898	$1.25

	Three Months Ended			Nine Months Ended
	September 30, 2019			September 30, 2019
	Pre-tax	After-tax	Impact to Diluted EPS	Pre-tax	After-tax	Impact to Diluted EPS
Earnings, as reported	$48,578	$37,446	$0.64	$167,848	$129,181	$2.21
Merger and conversion expenses	24	19	—	203	157	—
Debt prepayment penalty	54	41	—	54	41	—
MSR valuation adjustment	3,132	2,414	0.04	3,132	2,410	0.04
Earnings, with exclusions (Non-GAAP)	$51,788	$39,920	$0.68	$171,237	$131,789	$2.25

A reconciliation of all non-GAAP financial measures disclosed in this release from GAAP to non-GAAP is included in the tables at the end of this release. The information below under the heading “Non-GAAP Financial Measures” explains why the Company believes the non-GAAP financial measures in this release provide useful information and describes the other purposes for which the Company uses non-GAAP financial measures.

Profitability Metrics
The following tables present the Company’s profitability metrics, including and excluding the impact of the mortgage servicing rights (MSR) valuation adjustment, debt prepayment penalties, merger and conversion expenses and COVID-19 related expenses, as applicable, for the dates presented:

	As Reported			With Exclusions (Non-GAAP)
	Three Months Ended			Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	June 30, 2020	September 30, 2019
Return on average assets	0.80%	0.55%	1.16%	0.79%	0.80%	1.23%
Return on average tangible assets (Non-GAAP)	0.89%	0.63%	1.30%	0.89%	0.90%	1.39%
Return on average equity	5.63%	3.85%	6.97%	5.60%	5.62%	7.43%
Return on average tangible equity (Non-GAAP)	10.87%	7.72%	13.38%	10.81%	11.01%	14.23%

	As Reported		With Exclusions (Non-GAAP)
	Nine Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Return on average assets	0.48%	1.35%	0.66%	1.38%
Return on average tangible assets (Non-GAAP)	0.56%	1.52%	0.75%	1.55%
Return on average equity	3.30%	8.22%	4.49%	8.39%
Return on average tangible equity (Non-GAAP)	6.65%	15.93%	8.86%	16.24%

Financial Condition
Total assets were $14.81 billion at September 30, 2020, as compared to $13.40 billion at December 31, 2019. Total loans held for investment were $11.08 billion at September 30, 2020, as compared to $9.69 billion at December 31, 2019. Loans held for investment at September 30, 2020 included $1.31 billion in PPP loans.

Total deposits increased to $11.93 billion at September 30, 2020, from $10.21 billion at December 31, 2019. Non-interest bearing deposits increased $1.21 billion to $3.76 billion, or 31.49% of total deposits, at September 30, 2020, as compared to $2.55 billion, or 24.99% of total deposits, at December 31, 2019. The growth in non-interest bearing deposits during the year was primarily driven by the Company’s PPP lending (as loan proceeds have been held as Company deposits until utilization), other government stimulus and client sentiment to maintain liquidity.

Continued Focus on Prudent Capital Management
The Company remains committed to maintaining a strong capital and liquidity position. On October 20, 2020, the Company’s Board of Directors approved a new stock repurchase program (the previous program having just expired), authorizing the Company to repurchase up to $50.0 million of its outstanding common stock, either in open market purchases or privately-negotiated transactions. The new repurchase program will remain in effect for one year or, if earlier, the repurchase of the entire amount of common stock authorized to be repurchased. Notwithstanding the Board’s action, the Company currently has no plans to initiate stock repurchases.

On September 3, 2020, the Company completed the public offering and sale of $100 million of its 4.50% fixed-to-floating rate subordinated notes due September 1, 2035. The subordinated notes were sold at par, resulting in net proceeds, after deducting underwriting discounts and expenses, of approximately $98.3 million. The Company intends to use the net proceeds from this offering for general corporate purposes, which may include providing capital to support the Company’s organic growth or growth through strategic acquisitions, repaying indebtedness, financing investments, capital expenditures and for investments in Renasant Bank as regulatory capital.

At September 30, 2020, Tier 1 leverage capital was 9.17%, Common Equity Tier 1 ratio was 10.80%, Tier 1 risk-based capital ratio was 11.79%, and total risk-based capital ratio was 14.89%. All regulatory ratios exceed the minimums required to be “well-capitalized.”

The Company’s ratio of shareholders’ equity to assets was 14.21% at September 30, 2020, as compared to 15.86% at December 31, 2019. The Company’s tangible capital ratio (non-GAAP) was 8.19% at September 30, 2020, as compared to 9.25% at December 31, 2019.

The PPP loans originated and held on the Company’s balance sheet at September 30, 2020, negatively impacted the Company’s tangible capital ratio by 85 basis points and its leverage ratio by 94 basis points.

Results of Operations
Net interest income was $106.3 million for the third quarter of 2020, as compared to $105.8 million for the second quarter of 2020 and $108.8 million for the third quarter of 2019. Net interest income was $318.7 million for the first nine months of 2020, as compared to $334.8 million for the first nine months of 2019.

The Company continued to experience margin pressure during the third quarter of 2020 as a result of the Federal Reserve’s decision to cut interest rates as well as changes in the mix of earning assets during the quarter due to PPP loans and the excess liquidity on the balance sheet. The Company continued to focus on lowering the cost of funding by growing noninterest-bearing deposits and aggressively lowering interest rates on interest-bearing deposits. The following tables present the percentage of total average earning assets, by type and yield, for the periods presented:

	Percentage of Total Average Earning Assets			Yield
	Three Months Ended			Three Months Ended
	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,
	2020	2020	2019	2020	2020	2019
Loans held for investment excl. PPP loans	74.70%	76.31%	82.86%	4.30%	4.45%	5.29%
PPP loans	10.01	6.78	—	2.27	2.73	—
Loans held for sale	2.90	2.67	3.51	3.31	3.51	4.09
Securities	9.74	10.14	11.17	2.41	2.71	2.92
Other	2.65	4.10	2.46	0.10	0.15	2.18
Total earning assets	100.00%	100.00%	100.00%	3.77%	3.95%	4.91%

	Percentage of Total Average Earning Assets		Yield
	Nine Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2020	2019	2020	2019
Loans held for investment excl. PPP loans	77.95%	82.89%	4.56%	5.39%
PPP loans	5.82	—	2.45	—
Loans held for sale	2.82	3.30	3.46	5.55
Securities	10.31	11.40	2.68	3.06
Other	3.10	2.41	0.38	2.42
Total earning assets	100.00%	100.00%	4.08%	5.06%

The following tables present reported taxable equivalent net interest margin and yield on loans, including loans held for sale, for the periods presented (in thousands).

	Three Months Ended
	September 30,	June 30,	September 30,
	2020	2020	2019
Taxable equivalent net interest income	$107,884	$107,457	$110,276
Average earning assets	$13,034,422	$12,776,644	$10,993,645
Net interest margin	3.29%	3.38%	3.98%

Taxable equivalent interest income on loans	$115,908	$116,703	$125,391
Average loans, including loans held for sale	$11,419,909	$10,956,729	$9,494,689
Loan yield	4.04%	4.28%	5.24%

	Nine Months Ended
	September 30,	September 30,
	2020	2019
Taxable equivalent net interest income	$323,659	$339,130
Average earning assets	$12,475,561	$10,944,142
Net interest margin	3.47%	4.14%

Taxable equivalent interest income on loans	$354,340	$380,492
Average loans, including loans held for sale	$10,802,512	$9,432,544
Loan yield	4.38%	5.39%

PPP loans reduced margin and loan yield by 12 basis points and 23 basis points, respectively, in the third quarter of 2020 and 6 basis points and 14 basis points, respectively, in the first nine months of 2020.

The impact from interest income collected on problem loans and purchase accounting adjustments on loans to total interest income on loans, including loans held for sale, loan yield and net interest margin is shown in the following tables for the periods presented (in thousands).

	Three Months Ended
	September 30,	June 30,	September 30,
	2020	2020	2019
Net interest income collected on problem loans	$282	$384	$905
Accretable yield recognized on purchased loans(1)	4,949	4,700	5,510
Total impact to interest income	$5,231	$5,084	$6,415

Impact to total loan yield	0.18%	0.19%	0.27%

Impact to net interest margin	0.16%	0.16%	0.23%
(1)Includes additional interest income recognized in connection with the acceleration of paydowns and payoffs from purchased loans of $2,286, $1,731 and $2,564 for the three months ended September 30, 2020, June 30, 2020, and September 30, 2019, respectively. This additional interest income increased total loan yield by 8 basis points, 6 basis points and 11 basis points for the same periods, respectively, while increasing net interest margin by 7 basis points, 5 basis points and 9 basis points for the same periods, respectively.

	Nine Months Ended
	September 30,	September 30,
	2020	2019
Net interest income collected on problem loans	$884	$3,890
Accretable yield recognized on purchased loans(1)	15,118	20,566
Total impact to interest income	$16,002	$24,456

Impact to total loan yield	0.20%	0.35%

Impact to net interest margin	0.17%	0.30%

(1)Includes additional interest income recognized in connection with the acceleration of paydowns and payoffs from purchased loans of $6,205 and $10,594 for the nine months ended September 30, 2020 and 2019, respectively. This additional interest income increased total loan yield by 8 basis points and 15 basis points for the same periods, respectively, while increasing net interest margin by 7 basis points and 13 basis points for the same periods, respectively.

For the third quarter of 2020, the cost of total deposits was 40 basis points, as compared to 49 basis points for the second quarter of 2020 and 84 basis points for the third quarter of 2019. The cost of total deposits was 53 basis points for the first nine months of 2020, as compared to 82 basis points for the same period in 2019. The tables below present, by type, the Company’s funding sources and the total cost of each funding source for the periods presented:

	Percentage of Total Average Deposits and Borrowed Funds			Cost of Funds
	Three Months Ending			Three Months Ending
	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,
	2020	2020	2019	2020	2020	2019
Noninterest-bearing demand	29.66%	27.80%	23.75%	—%	—%	—%
Interest-bearing demand	43.06	41.64	45.02	0.36	0.43	0.90
Savings	6.35	6.04	6.19	0.08	0.09	0.22
Time deposits	15.20	16.44	22.10	1.42	1.62	1.77
Borrowed funds	5.73	8.08	2.94	2.20	1.73	5.31
Total deposits and borrowed funds	100.00%	100.00%	100.00%	0.50%	0.59%	0.97%

	Percentage of Total Average Deposits and Borrowed Funds		Cost of Funds
	Nine Months Ending		Nine Months Ending
	September 30,	September 30,	September 30,	September 30,
	2020	2019	2020	2019
Noninterest-bearing demand	27.03%	22.96%	—%	—%
Interest-bearing demand	42.95	45.25	0.51	0.88
Savings	6.17	6.11	0.11	0.20
Time deposits	16.79	22.43	1.59	1.70
Borrowed funds	7.06	3.25	2.10	4.84
Total deposits and borrowed funds	100.00%	100.00%	0.64%	0.95%

Noninterest income for the third quarter of 2020 was $70.9 million, as compared to $64.2 million for the second quarter of 2020 and $38.0 million for the third quarter of 2019. Noninterest income for the first nine months of 2020 was $172.7 million, as compared to $115.8 million for the same period in 2019. Although service charges on deposit accounts increased slightly quarter over quarter, these remain lower year over year and have not yet returned to the pre-pandemic levels. Effective July 1, 2019, the Company became subject to the limitations on interchange fees imposed by the Durbin Amendment under the Dodd-Frank Act, which is reflected in the reduction in fees and commissions on loans and deposits in the first nine months of 2020 as compared to the first nine months of 2019. Mortgage banking income continued to be a strong source of noninterest income for the Company with mortgage production during the third quarter of 2020 of approximately $1.74 billion and year-to-date production of $5.32 billion. The following tables present the components of mortgage banking income for the periods presented (in thousands):

	Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019
Gain on sales of loans, net	$45,985	$46,560	$14,627
Fees, net	5,367	5,309	3,725
Mortgage servicing income, net	(2,466)	(1,428)	490
MSR valuation adjustment	828	(4,951)	(3,132)
Mortgage banking income, net	$49,714	$45,490	$15,710

	Nine Months Ended
	September 30, 2020	September 30, 2019
Gain on sales of loans, net	$114,327	$35,416
Fees, net	13,595	8,363
Mortgage servicing income, net	(3,489)	2,084
MSR valuation adjustment	(13,694)	(3,132)
Mortgage banking income, net	$110,739	$42,731

Noninterest expense was $116.5 million for the third quarter of 2020, as compared to $118.3 million for the second quarter of 2020 and $96.5 million for the third quarter of 2019. Noninterest expense was $349.8 million for the first nine months of 2020, as compared to $278.6 million for the same period in 2019. Salaries and benefits expense was $75.4 million for the third quarter of 2020, which represents a decrease of $4.0 million from the previous quarter. Although compensation related to the continued strong mortgage production during the quarter remained elevated, expenses related to overtime and other accruals for employee benefits provided in response to the COVID-19 pandemic decreased. The Company recorded a $2.7 million provision for unfunded commitments in other noninterest expense in the third quarter of 2020, as compared to a $2.6 million provision for unfunded commitments in the second quarter of 2020 and $3.4 million in the first quarter of 2020.

Asset Quality Metrics
At September 30, 2020, the Company’s credit quality metrics remained strong. The Company has continued to monitor borrowers throughout the loan portfolio, with enhanced monitoring of loans remaining on deferral. The Company also continues to focus on those industries more highly impacted by the pandemic, primarily the hospitality and healthcare industries. To provide necessary relief to the Company’s borrowers – both consumer and commercial clients – the Company established loan deferral programs allowing qualified clients to defer principal and interest payments. As of June 30, 2020, approximately 21.5% of the Company’s loan portfolio (excluding PPP loans) was in deferral. The deferral percentage decreased to approximately 5.1% and 2.9%, respectively, as of September 30, 2020 and October 23, 2020.

The Company’s credit quality in future quarters may be impacted by both external and internal factors related to the pandemic in addition to those factors that traditionally affect credit quality. External factors outside the Company’s control could include items such as federal, state and local government measures, the re-imposition of “shelter-in-place” orders, the economic impact of government programs, including additional fiscal stimulus or the re-opening of the Paycheck Protection Program, and the future impact of COVID-19. Internal factors that will potentially impact credit quality include items such as the Company’s loan deferral programs, involvement in government offered programs and the related financial impact of these programs. The impact of each of these items are unknown at this time and could materially and adversely impact future credit quality.

The table below shows nonperforming assets, which includes nonperforming loans (loans 90 days or more past due and nonaccrual loans) and other real estate owned, as well as early stage delinquencies (loans 30-89 days past due) for the periods presented (in thousands).

	September 30, 2020			December 31, 2019
	Non Purchased	Purchased	Total	Non Purchased	Purchased	Total
Nonaccrual loans	$18,831	$24,821	$43,652	$21,509	$7,038	$28,547
Loans 90 days past due or more	1,826	318	2,144	3,458	4,317	7,775
Nonperforming loans	$20,657	$25,139	$45,796	$24,967	$11,355	$36,322
Other real estate owned	3,576	4,576	8,152	2,762	5,248	8,010
Nonperforming assets	$24,233	$29,715	$53,948	$27,729	$16,603	$44,332
Nonperforming loans/total loans			0.41%			0.37%
Nonperforming loans/total loans excluding PPP loans			0.47%			—
Nonperforming assets/total assets			0.36%			0.33%
Nonperforming assets/total assets excluding PPP loans			0.40%			—
Loans 30-89 days past due	$10,254	$6,390	$16,644	$22,781	$14,887	$37,668
Loans 30-89 days past due/total loans			0.15%			0.39%

The implementation of CECL on January 1, 2020, which required purchased credit deteriorated loans to be classified as nonaccrual based on performance, contributed approximately $4.7 million as of September 30, 2020 to the increase in purchased nonaccrual loans.

The table below shows the allowance transition from the former incurred loss allowance model at December 31, 2019 through the day one transition to CECL on January 1, 2020 and the subsequent reserve build-up through the first three quarters of 2020 and the ending allowance under the CECL model at September 30, 2020 (in thousands).

	December 31, 2019	January 1, 2020	March 31, 2020	June 30, 2020	September 30, 2020
	Incurred Loss Model	CECL Model
Allowance for credit losses	$52,162	$94,647	$120,185	$145,387	$168,098
Reserve for unfunded commitments	946	11,336	14,735	17,335	20,035
Total reserves	$53,108	$105,983	$134,920	$162,722	$188,133
Allowance for credit losses/total loans	0.54%	0.98%	1.23%	1.32%	1.52%
Allowance for credit losses/total loans excluding PPP loans	—	—	—	1.50%	1.72%
Reserve for unfunded commitments/total unfunded commitments	0.04%	0.47%	0.60%	0.66%	0.73%

The Company recorded a provision for credit losses of $23.1 million and a reserve for unfunded commitments, which is recorded in other noninterest expense (and discussed above), of $2.7 million for the third quarter of 2020. Net loan charge-offs were $389 thousand, or 0.01% of average loans held for investment on an annualized basis. The continued elevated provision and reserve are driven by qualitative factors related to the uncertainty concerning the COVID-19 pandemic, with limited GDP growth and elevated unemployment rates projected for the remainder of 2020 and into 2021 and 2022, and a potential prolonged economic recovery period.

The provision for credit losses recorded during the third quarter of 2019 was $1.7 million with net charge-offs of $945 thousand, or 0.04% of average loans held for sale on an annualized basis. The Company’s coverage ratio, or the allowance for credit losses to nonperforming loans, was 367.05% as of September 30, 2020, as compared to 329.65% as of June 30, 2020 and 143.61% as of December 31, 2019.

CONFERENCE CALL INFORMATION:
A live audio webcast of a conference call with analysts will be available beginning at 10:00 AM Eastern Time (9:00 AM Central Time) on Wednesday, October 28, 2020.

The webcast can be accessed through Renasant’s investor relations website at www.renasant.com or https://services.choruscall.com/links/rnst201028.html. To access the conference via telephone, dial 1-877-513-1143 in the United States and request the Renasant Corporation 2020 Third Quarter Earnings Conference Call and Webcast. International participants should dial 1-412-902-4145 to access the conference call.

The webcast will be archived on www.renasant.com beginning one hour after the call and will remain accessible for one year. Replays can also be accessed via telephone by dialing 1-877-344-7529 in the United States and entering conference number 10149030 or by dialing 1-412-317-0088 internationally and entering the same conference number. Telephone replay access is available until November 11, 2020.

ABOUT RENASANT CORPORATION:
Renasant Corporation is the parent of Renasant Bank, a 116-year-old financial services institution. Renasant has assets of approximately $14.8 billion and operates more than 200 banking, lending, mortgage, wealth management and insurance offices in Mississippi, Tennessee, Alabama, Florida and Georgia.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:
This press release may contain, or incorporate by reference, statements about Renasant Corporation that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “projects,” “anticipates,” “intends,” “estimates,” “plans,” “potential,” “possible,” “may increase,” “may fluctuate,” “will likely result,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would” and “could,” are generally forward-looking in nature and not historical facts. Forward-looking statements include information about the Company’s future financial performance, business strategy, projected plans and objectives and are based on the current beliefs and expectations of management. The Company’s management believes these forward-looking statements are reasonable, but they are all inherently subject to significant business, economic and competitive risks and uncertainties, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ from those indicated or implied in the forward-looking statements, and such differences may be material. Prospective investors are cautioned that any forward-looking statements are not guarantees of future performance and involve risks and uncertainties and, accordingly, investors should not place undue reliance on these forward-looking statements, which speak only as of the date they are made.

Currently, the most important factor that could cause the Company’s actual results to differ materially from those in forward-looking statements is the continued impact of the COVID-19 pandemic and related governmental measures to respond to the pandemic on the United States economy and the economies of the markets in which the Company operates. In this press release, the Company has addressed the historical impact of the pandemic on the operations of the Company and set forth certain expectations regarding the COVID-19 pandemic’s future impact on the Company’s business, financial condition, results of operations, liquidity, asset quality, capital, cash flows and prospects. The Company believes that its statements regarding future events and conditions in light of the COVID-19 pandemic are reasonable, but these statements are based on assumptions regarding, among other things, how long the pandemic will continue, the duration, extent and effectiveness of the governmental measures implemented to contain the pandemic and ameliorate its impact on businesses and individuals throughout the United States, and the impact of the pandemic and the government’s virus containment measures on national and local economies, all of which are out of the Company’s control. If the Company’s assumptions underlying its statements about future events prove to be incorrect, the Company’s business, financial condition, results of operations, liquidity, asset quality, capital, cash flows and prospects may be materially different from what is presented in the Company’s forward-looking statements.

Important factors other than the COVID-19 pandemic currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: (i) the Company’s ability to efficiently integrate acquisitions into its operations, retain the customers of these businesses, grow the acquired operations and realize the cost savings expected from an acquisition to the extent and in the timeframe anticipated by management; (ii) the effect of economic conditions and interest rates on a national, regional or international basis; (iii) timing and success of the implementation of changes in operations to achieve enhanced earnings or effect cost savings; (iv) competitive pressures in the consumer finance, commercial finance, insurance, financial services, asset management, retail banking, mortgage lending and auto lending industries; (v) the financial resources of, and products available from, competitors; (vi) changes in laws and regulations as well as changes in accounting standards, such as the adoption of the CECL model as of January 1, 2020; (vii) changes in policy by regulatory agencies; (viii) changes in the securities and foreign exchange markets; (ix) the Company’s potential growth, including its entrance or expansion into new markets, and the need for sufficient capital to support that growth; (x) changes in the quality or composition of the Company’s loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers; (xi) an insufficient allowance for credit losses as a result of inaccurate assumptions; (xii) general economic, market or business conditions, including the impact of inflation; (xiii) changes in demand for loan products and financial services; (xiv) concentration of credit exposure; (xv) changes or the lack of changes in interest rates, yield curves and interest rate spread relationships; (xvi) increased cybersecurity risk, including potential network breaches, business disruptions or financial losses; (xvii) natural disasters, epidemics and other catastrophic events in the Company’s geographic area; (xviii) the impact, extent and timing of technological changes; and (xix) other circumstances, many of which are beyond management’s control. The COVID-19 pandemic has exacerbated, and is likely to continue to exacerbate, the impact of any of these factors on the Company.

Management believes that the assumptions underlying the Company’s forward-looking statements are reasonable, but any of the assumptions could prove to be inaccurate. Investors are urged to carefully consider the risks described in the Company’s filings with the Securities and Exchange Commission (the “SEC”) from time to time, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.renasant.com and the SEC’s website at www.sec.gov.

The Company undertakes no obligation, and specifically disclaims any obligation, to update or revise forward-looking statements, whether as a result of new information or to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by federal securities laws.

NON-GAAP FINANCIAL MEASURES:
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains non-GAAP financial measures, namely, earnings, with exclusions, return on average tangible shareholders’ equity, return on average tangible assets, the ratio of tangible equity to tangible assets (commonly referred to as the “tangible capital ratio”), tangible book value per share and the adjusted efficiency ratio. These non-GAAP financial measures adjust GAAP financial measures to exclude intangible assets and/or certain charges (such as, when applicable, COVID-19 related expenses, merger and conversion expenses, debt prepayment penalties and asset valuation adjustments) with respect to which the Company is unable to accurately predict when these charges will be incurred or, when incurred, the amount thereof. With respect to COVID-19 related expenses in particular, management added these expenses as a charge to exclude when calculating non-GAAP financial measures because the expenses included within this line item (as discussed earlier in this release) were readily quantifiable and possess the same characteristics with respect to management’s inability to accurately predict the timing or amount thereof as the other charges excluded when calculating non-GAAP financial measures. Management uses these non-GAAP financial measures when evaluating capital utilization and adequacy. In addition, the Company believes that these non-GAAP financial measures facilitate the making of period-to-period comparisons and are meaningful indicators of its operating performance, particularly because these measures are widely used by industry analysts for companies with merger and acquisition activities. Also, because intangible assets such as goodwill and the core deposit intangible and charges such as merger and conversion expenses and COVID-19 related expenses can vary extensively from company to company and, as to intangible assets, are excluded from the calculation of a financial institution’s regulatory capital, the Company believes that the presentation of this non-GAAP financial information allows readers to more easily compare the Company’s results to information provided in other regulatory reports and the results of other companies. Reconciliations of these other non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of GAAP to Non-GAAP.”

None of the non-GAAP financial information that the Company has included in this release is intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Investors should note that, because there are no standardized definitions for the calculations as well as the results, the Company’s calculations may not be comparable to similarly titled measures presented by other companies. Also, there may be limits in the usefulness of these measures to investors. As a result, the Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

###

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
								Q3 2020-	For The Nine Months Ending
	2020			2019				Q3 2019	September 30,
	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2020	2019	Variance
Statement of earnings
Interest income - taxable equivalent basis	$123,677	$125,630	$131,887	$135,119	$135,927	$139,285	$138,578	(9.01)%	$381,194	$413,790	(7.88)%
Interest income	$122,078	$123,955	$130,173	$133,148	$134,476	$137,862	$137,094	(9.22)	$376,206	$409,432	(8.12)
Interest expense	15,792	18,173	23,571	24,263	25,651	25,062	23,947	(38.44)	57,536	74,660	(22.94)
Net interest income	106,286	105,782	106,602	108,885	108,825	112,800	113,147	(2.33)	318,670	334,772	(4.81)
Provision for loan losses	23,100	26,900	26,350	2,950	1,700	900	1,500	1,258.82	76,350	4,100	1,762.20
Net interest income after provision	83,186	78,882	80,252	105,935	107,125	111,900	111,647	(22.35)	242,320	330,672	(26.72)
Service charges on deposit accounts	7,486	6,832	9,070	9,273	8,992	8,605	9,102	(16.75)	23,388	26,699	(12.40)
Fees and commissions on loans and deposits	3,402	2,971	3,054	2,822	3,090	7,047	6,471	10.10	9,427	16,608	(43.24)
Insurance commissions and fees	2,681	2,125	1,991	2,105	2,508	2,190	2,116	6.90	6,797	6,814	(0.25)
Wealth management revenue	4,364	3,824	4,002	3,920	3,588	3,601	3,324	21.63	12,190	10,513	15.95
Securities gains (losses)	—	31	—	—	343	(8)	13	(100.00)	31	348	(91.09)
Mortgage banking income	49,714	45,490	15,535	15,165	15,710	16,620	10,401	216.45	110,739	42,731	159.15
Other	3,281	2,897	3,918	4,171	3,722	3,905	4,458	(11.85)	10,096	12,085	(16.46)
Total noninterest income	70,928	64,170	37,570	37,456	37,953	41,960	35,885	86.88	172,668	115,798	49.11
Salaries and employee benefits	75,406	79,361	73,189	67,684	65,425	60,325	57,350	15.26	227,956	183,100	24.50
Data processing	5,259	5,047	5,006	5,095	4,980	4,698	4,906	5.60	15,312	14,584	4.99
Occupancy and equipment	13,296	13,511	14,120	13,231	12,943	11,544	11,835	2.73	40,927	36,322	12.68
Other real estate	1,033	620	418	339	418	252	1,004	147.13	2,071	1,674	23.72
Amortization of intangibles	1,733	1,834	1,895	1,946	1,996	2,053	2,110	(13.18)	5,462	6,159	(11.32)
Merger and conversion related expenses	—	—	—	76	24	179	—	(100.00)	—	203	—
Debt extinguishment penalty	28	90	—	—	54	—	—	(48.15)	118	54	100.00
Other	19,755	17,822	20,413	7,181	10,660	14,239	11,627	85.32	57,990	36,526	58.76
Total noninterest expense	116,510	118,285	115,041	95,552	96,500	93,290	88,832	20.74	349,836	278,622	25.56
Income before income taxes	37,604	24,767	2,781	47,839	48,578	60,570	58,700	(22.59)	65,152	167,848	(61.18)
Income taxes	7,612	4,637	773	9,424	11,132	13,945	13,590	(31.62)	13,022	38,667	(66.32)
Net income	$29,992	$20,130	$2,008	$38,415	$37,446	$46,625	$45,110	(19.91)	$52,130	$129,181	(59.65)
Basic earnings per share	$0.53	$0.36	$0.04	$0.67	$0.65	$0.80	$0.77	(18.46)	$0.93	$2.21	(57.92)
Diluted earnings per share	0.53	0.36	0.04	0.67	0.64	0.80	0.77	(17.19)	0.92	2.21	(58.37)
Average basic shares outstanding	56,185,884	56,165,452	56,534,816	57,153,160	58,003,215	58,461,024	58,585,517	(3.13)	56,294,984	58,347,840	(3.52)
Average diluted shares outstanding	56,386,153	56,325,476	56,706,289	57,391,876	58,192,419	58,618,976	58,730,535	(3.10)	56,468,577	58,508,582	(3.49)
Common shares outstanding	56,193,705	56,181,962	56,141,018	56,855,002	57,455,306	58,297,670	58,633,630	(2.20)	56,193,705	57,455,306	(2.20)
Cash dividend per common share	$0.22	$0.22	$0.22	$0.22	$0.22	$0.22	$0.21	—	$0.66	$0.65	1.54
Performance ratios
Return on avg shareholders’ equity	5.63%	3.85%	0.38%	7.15%	6.97%	8.90%	8.86%		3.30%	8.22%
Return on avg tangible s/h’s equity (non-GAAP) (1)	10.87%	7.72%	1.20%	13.75%	13.38%	17.15%	17.41%		6.65%	15.93%
Return on avg assets	0.80%	0.55%	0.06%	1.16%	1.16%	1.47%	1.44%		0.48%	1.35%
Return on avg tangible assets (non-GAAP)(2)	0.89%	0.63%	0.11%	1.30%	1.30%	1.64%	1.61%		0.56%	1.52%
Net interest margin (FTE)	3.29%	3.38%	3.75%	3.90%	3.98%	4.19%	4.27%		3.47%	4.14%
Yield on earning assets (FTE)	3.77%	3.95%	4.57%	4.75%	4.91%	5.11%	5.16%		4.08%	5.06%
Cost of funding	0.50%	0.59%	0.85%	0.89%	0.97%	0.96%	0.92%		0.64%	0.95%
Average earning assets to average assets	87.31%	86.88%	86.17%	85.71%	85.58%	85.72%	85.58%		86.81%	85.63%
Average loans to average deposits	93.31%	93.35%	93.83%	92.43%	89.13%	89.13%	89.33%		93.48%	89.19%
Noninterest income (less securities gains/
losses) to average assets	1.89%	1.75%	1.12%	1.13%	1.16%	1.32%	1.14%		1.60%	1.21%
Noninterest expense (less debt prepayment penalties/
penalties/merger-related expenses) to
average assets	3.10%	3.23%	3.43%	2.88%	2.98%	2.93%	2.83%		3.25%	2.91%
Net overhead ratio	1.21%	1.48%	2.31%	1.75%	1.82%	1.61%	1.69%		1.65%	1.70%
Efficiency ratio (FTE)	65.16%	68.92%	78.86%	64.43%	65.10%	59.73%	59.02%		70.49%	61.25%
Adjusted efficiency ratio (FTE) (non-GAAP) (4)	62.63%	60.89%	68.73%	63.62%	62.53%	58.30%	57.62%		63.89%	59.47%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
								Q3 2020 -	As of
	2020			2019				Q3 2019	September 30,
	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2020	2019	Variance
Average Balances
Total assets	$14,928,159	$14,706,027	$13,472,550	$13,157,843	$12,846,131	$12,764,669	$12,730,939	16.21%	$14,370,953	$12,781,001	12.44%
Earning assets	13,034,422	12,776,643	11,609,477	11,277,000	10,993,645	10,942,492	10,895,205	18.56	12,475,561	10,944,142	13.99
Securities	1,269,565	1,295,539	1,292,875	1,234,718	1,227,678	1,262,271	1,253,224	3.41	1,285,933	1,247,631	3.07
Loans held for sale	378,225	340,582	336,829	350,783	385,437	353,103	345,264	(1.87)	351,975	361,415	(2.61)
Loans, net of unearned	11,041,684	10,616,147	9,687,285	9,457,658	9,109,252	9,043,788	9,059,802	21.21	10,450,537	9,071,129	15.21
Intangibles	972,394	974,237	975,933	977,506	975,306	974,628	976,820	(0.30)	974,182	975,579	(0.14)
Noninterest-bearing deposits	3,723,059	3,439,634	2,586,963	2,611,265	2,500,810	2,395,899	2,342,406	48.87	3,251,612	2,413,619	34.72
Interest-bearing deposits	8,109,844	7,933,035	7,737,615	7,620,602	7,719,510	7,750,986	7,799,892	5.06	7,927,499	7,756,502	2.20
Total deposits	11,832,903	11,372,669	10,324,578	10,231,867	10,220,320	10,146,885	10,142,298	15.78	11,179,111	10,170,120	9.92
Borrowed funds	719,800	1,000,789	829,320	596,101	308,931	354,234	363,140	133.00	849,494	341,903	148.46
Shareholders' equity	2,119,500	2,101,092	2,105,143	2,131,342	2,131,537	2,102,093	2,065,370	(0.56)	2,108,618	2,099,909	0.41

								Q3 2020 -	As of
	2020			2019				Q4 2019	September 30,
	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2020	2019	Variance
Balances at period end
Total assets	$14,808,933	$14,897,207	$13,890,550	$13,400,618	$13,039,674	$12,892,653	$12,862,395	10.51%	$14,808,933	$13,039,674	13.57%
Earning assets	12,984,651	13,041,846	11,980,482	11,522,388	11,145,052	11,064,957	11,015,535	12.69	12,984,651	11,145,052	16.51
Securities	1,293,388	1,303,494	1,359,129	1,290,613	1,238,577	1,268,280	1,255,353	0.22	1,293,388	1,238,577	4.43
Loans held for sale	399,773	339,747	448,797	318,272	392,448	461,681	318,563	25.61	399,773	392,448	1.87
Non purchased loans	9,424,224	9,206,101	7,802,404	7,587,974	7,031,818	6,704,288	6,565,599	24.20	9,424,224	7,031,818	34.02
Purchased loans	1,660,514	1,791,203	1,966,973	2,101,664	2,281,966	2,350,366	2,522,694	(20.99)	1,660,514	2,281,966	(27.23)
Total loans	11,084,738	10,997,304	9,769,377	9,689,638	9,313,784	9,054,654	9,088,293	14.40	11,084,738	9,313,784	19.01
Intangibles	971,481	973,214	975,048	976,943	978,390	973,673	975,726	(0.56)	971,481	978,390	(0.71)
Noninterest-bearing deposits	3,758,242	3,740,296	2,642,059	2,551,770	2,607,056	2,408,984	2,366,223	47.28	3,758,242	2,607,056	44.16
Interest-bearing deposits	8,175,898	8,106,062	7,770,367	7,661,398	7,678,980	7,781,077	7,902,689	6.72	8,175,898	7,678,980	6.47
Total deposits	11,934,140	11,846,358	10,412,426	10,213,168	10,286,036	10,190,061	10,268,912	16.85	11,934,140	10,286,036	16.02
Borrowed funds	517,706	718,490	1,179,631	865,598	433,705	401,934	350,859	(40.19)	517,706	433,705	19.37
Shareholders’ equity	2,104,300	2,082,946	2,070,512	2,125,689	2,119,659	2,119,696	2,088,877	(1.01)	2,104,300	2,119,659	(0.72)
Market value per common share	22.72	24.90	21.84	35.42	35.01	35.94	33.85	(35.86)	22.72	35.01	(35.10)
Book value per common share	37.45	37.07	36.88	37.39	36.89	36.36	35.63	0.16	37.45	36.89	1.52
Tangible book value per common share	20.16	19.75	19.51	20.20	19.86	19.66	18.98	(0.20)	20.16	19.86	1.51
Shareholders’ equity to assets (actual)	14.21%	13.98%	14.91%	15.86%	16.26%	16.44%	16.24%		14.21%	16.26%
Tangible capital ratio (non-GAAP)(3)	8.19%	7.97%	8.48%	9.25%	9.46%	9.62%	9.36%		8.19%	9.46%
Leverage ratio	9.17%	9.12%	9.90%	10.37%	10.56%	10.65%	10.44%		9.17%	10.56%
Common equity tier 1 capital ratio	10.80%	10.69%	10.63%	11.12%	11.36%	11.64%	11.49%		10.80%	11.36%
Tier 1 risk-based capital ratio	11.79%	11.69%	11.63%	12.14%	12.40%	12.69%	12.55%		11.79%	12.40%
Total risk-based capital ratio	14.89%	13.72%	13.44%	13.78%	14.07%	14.62%	14.57%		14.89%	14.07%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
								Q3 2020 -	As of
	2020			2019				Q4 2019	September 30,
	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2020	2019	Variance
Non purchased loans
Commercial, financial, agricultural	$1,137,321	$1,134,965	$1,144,004	$1,052,353	$988,867	$930,598	$921,081	8.07%	$1,137,321	$988,867	15.01%
SBA Paycheck Protection Program	1,307,972	1,281,278	—	—	—	—	—	100.00	1,307,972	—	100.00
Lease financing	82,928	80,779	84,679	81,875	69,953	59,158	58,651	1.29	82,928	69,953	18.55
Real estate - construction	738,873	756,872	745,066	774,901	764,589	716,129	651,119	(4.65)	738,873	764,589	(3.36)
Real estate - 1-4 family mortgages	2,369,292	2,342,987	2,356,627	2,350,126	2,235,908	2,160,617	2,114,908	0.82	2,369,292	2,235,908	5.97
Real estate - commercial mortgages	3,610,642	3,400,718	3,242,172	3,128,876	2,809,470	2,741,402	2,726,186	15.40	3,610,642	2,809,470	28.52
Installment loans to individuals	177,195	208,502	229,856	199,843	163,031	96,384	93,654	(11.33)	177,195	163,031	8.69
Loans, net of unearned	$9,424,223	$9,206,101	$7,802,404	$7,587,974	$7,031,818	$6,704,288	$6,565,599	24.20	$9,424,223	$7,031,818	34.02
Purchased loans
Commercial, financial, agricultural	$202,768	$225,355	$280,572	$315,619	$339,693	$374,478	$387,376	(35.76)	$202,768	$339,693	(40.31)
Real estate - construction	34,246	34,236	42,829	51,582	52,106	65,402	89,954	(33.61)	34,246	52,106	(34.28)
Real estate - 1-4 family mortgages	391,102	445,526	489,674	516,487	561,725	604,855	654,265	(24.28)	391,102	561,725	(30.37)
Real estate - commercial mortgages	966,367	1,010,035	1,066,536	1,115,389	1,212,905	1,276,567	1,357,446	(13.36)	966,367	1,212,905	(20.33)
Installment loans to individuals	66,031	76,051	87,362	102,587	115,537	29,064	33,653	(35.63)	66,031	115,537	(42.85)
Loans, net of unearned	$1,660,514	$1,791,203	$1,966,973	$2,101,664	$2,281,966	$2,350,366	$2,522,694	(20.99)	$1,660,514	$2,281,966	(27.23)
Asset quality data
Non purchased assets
Nonaccrual loans	$18,831	$16,591	$21,384	$21,509	$15,733	$14,268	$12,507	(12.45)	$18,831	$15,733	19.69
Loans 90 past due or more	1,826	3,993	4,459	3,458	7,325	4,175	1,192	(47.19)	1,826	7,325	(75.07)
Nonperforming loans	20,657	20,584	25,843	24,967	23,058	18,443	13,699	(17.26)	20,657	23,058	(10.41)
Other real estate owned	3,576	4,694	3,241	2,762	1,975	3,475	4,223	29.47	3,576	1,975	81.06
Nonperforming assets	$24,233	$25,278	$29,084	$27,729	$25,033	$21,918	$17,922	(12.61)	$24,233	$25,033	(3.20)
Purchased assets
Nonaccrual loans	$24,821	$21,361	$19,090	$7,038	$6,123	$7,250	$7,828	252.67	$24,821	$6,123	305.37
Loans 90 past due or more	318	2,158	5,104	4,317	7,034	7,687	5,436	(92.63)	318	7,034	(95.48)
Nonperforming loans	25,139	23,519	24,194	11,355	13,157	14,937	13,264	121.39	25,139	13,157	91.07
Other real estate owned	4,576	4,431	5,430	5,248	6,216	5,258	5,932	(12.80)	4,576	6,216	(26.38)
Nonperforming assets	$29,715	$27,950	$29,624	$16,603	$19,373	$20,195	$19,196	78.97	$29,715	$19,373	53.38
Net loan charge-offs (recoveries)	$389	$1,698	$811	$1,602	$945	$676	$691	(75.72)	$2,898	$2,312	25.35
Allowance for loan losses	$168,098	$145,387	$120,185	$52,162	$50,814	$50,059	$49,835	222.26	$168,098	$50,814	230.81
Annualized net loan charge-offs / average loans	0.01%	0.06%	0.03%	0.07%	0.04%	0.03%	0.03%		0.04%	0.03%
Nonperforming loans / total loans*	0.41%	0.40%	0.51%	0.37%	0.39%	0.37%	0.30%		0.41%	0.39%
Nonperforming assets / total assets*	0.36%	0.36%	0.42%	0.33%	0.34%	0.33%	0.29%		0.36%	0.34%
Allowance for loan losses / total loans*	1.52%	1.32%	1.23%	0.54%	0.55%	0.55%	0.55%		1.52%	0.55%
Allowance for loan losses / nonperforming loans*	367.05%	329.65%	240.19%	143.61%	140.31%	149.97%	184.83%		367.05%	140.31%
Nonperforming loans / total loans**	0.22%	0.22%	0.33%	0.33%	0.33%	0.28%	0.21%		0.22%	0.33%
Nonperforming assets / total assets**	0.16%	0.17%	0.21%	0.21%	0.19%	0.17%	0.14%		0.16%	0.19%
*Based on all assets (includes purchased assets)
**Excludes all purchased assets

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ending									For The Nine Months Ending
	September 30, 2020			June 30 2020			September 30, 2019			September 30, 2020			September 30, 2019
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Loans
Non purchased	$8,012,741	$81,281	4.04%	$7,872,371	$81,836	4.18%	$6,792,021	$85,084	4.97%	$7,847,197	$251,671	4.28%	$6,624,266	$250,190	5.05%
Purchased	1,723,714	24,034	5.55%	1,877,698	26,005	5.57%	2,317,231	36,330	6.22%	1,877,449	80,226	5.71%	2,446,863	115,298	6.30%
SBA Paycheck Protection Program	1,305,229	7,449	2.27%	866,078	5,886	2.73%	—	—	—%	725,891	13,335	2.45%	—	—	—%
Total loans	11,041,684	112,764	4.06%	10,616,147	113,727	4.31%	9,109,252	121,414	5.29%	10,450,537	345,232	4.41%	9,071,129	365,488	5.39%
Loans held for sale	378,225	3,144	3.31%	340,582	2,976	3.51%	385,437	3,977	4.09%	351,975	9,108	3.46%	361,415	15,004	5.55%
Securities:
Taxable(1)	1,003,886	5,473	2.17%	1,031,740	6,386	2.49%	1,040,302	7,200	2.75%	1,034,189	19,148	2.47%	1,062,261	22,792	2.87%
Tax-exempt	265,679	2,205	3.30%	263,799	2,346	3.58%	187,376	1,846	3.91%	251,744	6,609	3.51%	185,370	5,728	4.13%
Total securities	1,269,565	7,678	2.41%	1,295,539	8,732	2.71%	1,227,678	9,046	2.92%	1,285,933	25,757	2.68%	1,247,631	28,520	3.06%
Interest-bearing balances with banks	344,948	91	0.10%	524,376	195	0.15%	271,278	1,490	2.18%	387,116	1,098	0.38%	263,967	4,778	2.42%
Total interest-earning assets	13,034,422	123,677	3.77%	12,776,644	125,630	3.95%	10,993,645	135,927	4.91%	12,475,561	381,195	4.08%	10,944,142	413,790	5.06%
Cash and due from banks	210,278			214,079			173,156			203,582			181,140
Intangible assets	972,394			974,237			975,306			974,182			975,579
Other assets	711,065			741,067			704,024			717,628			680,140
Total assets	$14,928,159			$14,706,027			$12,846,131			$14,370,953			$12,781,001
Liabilities and shareholders’ equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand(2)	$5,405,085	$4,839	0.36%	$5,151,713	$5,524	0.43%	$4,740,426	$10,769	0.90%	$5,166,393	$19,616	0.51%	$4,755,948	$31,338	0.88%
Savings deposits	796,841	167	0.08%	747,173	173	0.09%	652,121	355	0.22%	741,933	593	0.11%	642,523	976	0.20%
Time deposits	1,907,918	6,804	1.42%	2,034,149	8,174	1.62%	2,326,963	10,390	1.77%	2,019,173	23,967	1.59%	2,358,031	29,963	1.70%
Total interest-bearing deposits	8,109,844	11,810	0.58%	7,933,035	13,871	0.70%	7,719,510	21,514	1.11%	7,927,499	44,176	0.74%	7,756,502	62,277	1.07%
Borrowed funds	719,800	3,983	2.20%	1,000,789	4,302	1.73%	308,931	4,137	5.31%	849,494	13,360	2.10%	341,903	12,383	4.84%
Total interest-bearing liabilities	8,829,644	15,793	0.71%	8,933,824	18,173	0.82%	8,028,441	25,651	1.27%	8,776,993	57,536	0.88%	8,098,405	74,660	1.23%
Noninterest-bearing deposits	3,723,059			3,439,634			2,500,810			3,251,612			2,413,619
Other liabilities	255,956			231,477			185,343			233,730			169,068
Shareholders’ equity	2,119,500			2,101,092			2,131,537			2,108,618			2,099,909
Total liabilities and shareholders’ equity	$14,928,159			$14,706,027			$12,846,131			$14,370,953			$12,781,001
Net interest income/ net interest margin		$107,884	3.29%		$107,457	3.38%		$110,276	3.98%		$323,659	3.47%		$339,130	4.14%
Cost of funding			0.50%			0.59%			0.97%			0.64%			0.95%
Cost of total deposits			0.40%			0.49%			0.84%			0.53%			0.82%

(1) U.S. Government and some U.S. Government Agency securities are tax-exempt in the states in which we operate.
(2) Interest-bearing demand deposits include interest-bearing transactional accounts and money market deposits.

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
	RECONCILIATION OF GAAP TO NON-GAAP
								Nine Months Ended
	2020			2019				September 30,
	Third	Second	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2020	2019
Net income (GAAP)	$29,992	$20,130	$2,008	$38,415	$37,446	$46,625	$45,110	$52,130	$129,181
Amortization of intangibles	1,733	1,834	1,895	1,946	1,996	2,053	2,110	5,462	6,159
Tax effect of adjustment noted above (A)	(374)	(335)	(527)	(383)	(457)	(473)	(488)	(1,108)	(1,418)
Tangible net income (non-GAAP)	$31,351	$21,629	$3,376	$39,978	$38,985	$48,205	$46,732	$56,484	$133,922

Net income (GAAP)	$29,992	$20,130	$2,008	$38,415	$37,446	$46,625	$45,110	$52,130	$129,181
Merger & conversion expenses	—	—	—	76	24	179	—	—	203
Debt prepayment penalties	28	90	—	—	54	—	—	118	54
MSR valuation adjustment	(828)	4,951	9,571	(1,296)	3,132	—	—	13,694	3,132
COVID-19 related expenses	570	6,257	2,903	—	—	—	—	9,730	—
Tax effect of adjustment noted above (A)	50	(2,065)	(3,467)	241	(736)	(41)	—	(4,774)	(781)
Net income with exclusions (non-GAAP)	$29,812	$29,363	$11,015	$37,436	$39,920	$46,763	$45,110	$70,898	$131,789

Average shareholders’ equity (GAAP)	$2,119,500	$2,101,092	$2,105,143	$2,131,342	$2,131,537	$2,102,093	$2,065,370	$2,108,618	$2,099,909
Intangibles	972,394	974,237	975,933	977,506	975,306	974,628	976,820	974,182	975,579
Average tangible s/h’s equity (non-GAAP)	$1,147,106	$1,126,855	$1,129,210	$1,153,836	$1,156,231	$1,127,465	$1,088,550	$1,134,436	$1,124,330

Average total assets (GAAP)	$14,928,159	$14,706,027	$13,472,550	$13,157,843	$12,846,131	$12,764,669	$12,730,939	$14,370,953	$12,781,001
Intangibles	972,394	974,237	975,933	977,506	975,306	974,628	976,820	974,182	975,579
Average tangible assets (non-GAAP)	$13,955,765	$13,731,790	$12,496,617	$12,180,337	$11,870,825	$11,790,041	$11,754,119	$13,396,771	$11,805,422

Actual shareholders’ equity (GAAP)	$2,104,300	$2,082,946	$2,070,512	$2,125,689	$2,119,659	$2,119,696	$2,088,877	$2,104,300	$2,119,659
Intangibles	971,481	973,214	975,048	976,943	978,390	973,673	975,726	971,481	978,390
Actual tangible s/h’s equity (non-GAAP)	$1,132,819	$1,109,732	$1,095,464	$1,148,746	$1,141,269	$1,146,023	$1,113,151	$1,132,819	$1,141,269

Actual total assets (GAAP)	$14,808,933	$14,897,207	$13,890,550	$13,400,618	$13,039,674	$12,892,653	$12,862,395	$14,808,933	$13,039,674
Intangibles	971,481	973,214	975,048	976,943	978,390	973,673	975,726	971,481	978,390
Actual tangible assets (non-GAAP)	$13,837,452	$13,923,993	$12,915,502	$12,423,675	$12,061,284	$11,918,980	$11,886,669	$13,837,452	$12,061,284

(A) Tax effect is calculated based on respective periods effective tax rate.

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
	RECONCILIATION OF GAAP TO NON-GAAP
								Nine Months Ended
	2020			2019				September 30,
	Third	Second	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2020	2019
(1) Return on Average Equity
Return on avg s/h’s equity (GAAP)	5.63%	3.85%	0.38%	7.15%	6.97%	8.90%	8.86%	3.30%	8.22%
Effect of adjustment for intangible assets	5.24%	3.87%	0.82%	6.60%	6.41%	8.25%	8.55%	3.35%	7.71%
Return on avg tangible s/h’s equity (non-GAAP)	10.87%	7.72%	1.20%	13.75%	13.38%	17.15%	17.41%	6.65%	15.93%

Return on avg s/h’s equity (GAAP)	5.63%	3.85%	0.38%	7.15%	6.97%	8.90%	8.86%	3.30%	8.22%
Effect of exclusions from net income	(0.03)%	1.77%	1.72%	(0.18)%	0.46%	0.02%	—%	1.19%	0.17%
Return on avg s/h’s equity with excl. (non-GAAP)	5.60%	5.62%	2.10%	6.97%	7.43%	8.92%	8.86%	4.49%	8.39%
Effect of adjustment for intangible assets	5.21%	5.39%	2.31%	6.44%	6.80%	8.28%	8.55%	4.37%	7.85%
Return on avg tangible s/h’s equity with exclusions (non-GAAP)	10.81%	11.01%	4.41%	13.41%	14.23%	17.20%	17.41%	8.86%	16.24%

(2) Return on Average Assets
Return on avg assets (GAAP)	0.80%	0.55%	0.06%	1.16%	1.16%	1.47%	1.44%	0.48%	1.35%
Effect of adjustment for intangible assets	0.09%	0.08%	0.05%	0.14%	0.14%	0.17%	0.17%	0.08%	0.17%
Return on avg tangible assets (non-GAAP)	0.89%	0.63%	0.11%	1.30%	1.30%	1.64%	1.61%	0.56%	1.52%

Return on avg assets (GAAP)	0.80%	0.55%	0.06%	1.16%	1.16%	1.47%	1.44%	0.48%	1.35%
Effect of exclusions from net income	(0.01)%	0.25%	0.27%	(0.03)%	0.07%	—%	—%	0.18%	0.03%
Return on avg assets with exclusions (non-GAAP)	0.79%	0.80%	0.33%	1.13%	1.23%	1.47%	1.44%	0.66%	1.38%
Effect of adjustment for intangible assets	0.10%	0.10%	0.07%	0.14%	0.16%	0.17%	0.17%	0.09%	0.17%
Return on avg tangible assets with exclusions (non-GAAP)	0.89%	0.90%	0.40%	1.27%	1.39%	1.64%	1.61%	0.75%	1.55%

(3) Shareholder Equity Ratio
Shareholders’ equity to actual assets (GAAP)	14.21%	13.98%	14.91%	15.86%	16.26%	16.44%	16.24%	14.21%	16.26%
Effect of adjustment for intangible assets	6.02%	6.01%	6.43%	6.61%	6.80%	6.82%	6.88%	6.02%	6.80%
Tangible capital ratio (non-GAAP)	8.19%	7.97%	8.48%	9.25%	9.46%	9.62%	9.36%	8.19%	9.46%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

								Nine Months Ended
	2020			2019				September 30,
	Third	Second	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2020	2019
Interest income (FTE)	$123,677	$125,630	$131,887	$135,119	$135,927	$139,285	$138,578	$381,194	$413,790
Interest expense	15,792	18,173	23,571	24,263	25,651	25,062	23,947	57,536	74,660
Net Interest income (FTE)	$107,885	$107,457	$108,316	$110,856	$110,276	$114,223	$114,631	$323,658	$339,130

Total noninterest income	$70,928	$64,170	$37,570	$37,456	$37,953	$41,960	$35,885	$172,668	$115,798
Securities gains (losses)	—	31	—	—	343	(8)	13	31	348
MSR valuation adjustment	828	(4,951)	(9,571)	1,296	(3,132)	—	—	(13,694)	(3,132)
Total adjusted noninterest income	$70,100	$69,090	$47,141	$36,160	$40,742	$41,968	$35,872	$186,331	$118,582

Total noninterest expense	$116,510	$118,285	$115,041	$95,552	$96,500	$93,290	$88,832	$349,836	$278,622
Amortization of intangibles	1,733	1,834	1,895	1,946	1,996	2,053	2,110	5,462	6,159
Merger-related expenses	—	—	—	76	24	179	—	—	203
Debt extinguishment penalty	28	90	—	—	54	—	—	118	54
COVID-19 related expenses	570	6,257	2,903	—	—	—	—	9,730	—
Provision for unfunded commitments	2,700	2,600	3,400	—	—	—	—	8,700	—
Total adjusted noninterest expense	$111,479	$107,504	$106,843	$93,530	$94,426	$91,058	$86,722	$325,826	$272,206

Efficiency Ratio (GAAP)	65.16%	68.92%	78.86%	64.43%	65.10%	59.73%	59.02%	70.49%	61.25%
(4) Adjusted Efficiency Ratio (non-GAAP)	62.63%	60.89%	68.73%	63.62%	62.53%	58.30%	57.62%	63.89%	59.47%